EXHIBIT 5
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                                        July 24, 1997

Extended Family Care Corporation
One Old Country Road
Suite 335
Carle Place, New York  11514


Gentlemen:

         This opinion is rendered to you in connection with the filing by Extended Family Care Corporation ("EFCC"), a New York corporation, of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of an aggregate of up to 5,602,000 shares (the "Shares") of EFCC's common stock, par value $.01 per share, in connection with the proposed merger (the "Merger") of TPC Home Care Services, Inc. ("TPC"), a New York corporation, into EFCC pursuant to the Agreement and Plan of Merger among EFCC and TPC, dated as of March 18, 1997 (the "Merger Agreement"), and the transactions related thereto.

         In rendering this opinion, we have examined, among other things, the Merger Agreement, the Certificate of Incorporation and By-laws of EFCC and such other corporate documents and records as we have deemed necessary or appropriate. We have also made such examination of law as we have deemed necessary or appropriate. As to any facts material to such opinion, we have, to the extent that relevant facts were not established by us, relied upon certificates and statements of public officials and officers and other representatives of EFCC and TPC. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all


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Extended Family Care Corporation
July 24, 1997
Page 2

documents submitted to us as originals and the accuracy and conformity with original documents of documents submitted to us as copies.

         Based upon and subject to the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Proxy\Prospectus constituting a part of the Registration Statement.

                                            Very truly yours,

                                            MELTZER, LIPPE, GOLDSTEIN, WOLF
                                                & SCHLISSEL, P.C.



                                            By: /s/ Allan Graubard
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